Exhibit 99.2
Report of Grant Thornton LLP, Independent Certified Public Accountants
Board of Directors and
Shareholders of Turnpike Global Technologies, Inc. and
Members of Turnpike Global Technologies LLC
          We have audited the accompanying combined balance sheets of Turnpike Global Technologies, Inc. and Turnpike Global Technologies LLC (together the “Company”) as of September 30, 2009 and 2008, and the related combined statements of operations, changes in shareholders’ and members’ (deficit) equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
          We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
          In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Turnpike Global Technologies, Inc. and Turnpike Global Technologies LLC as of September 30, 2009 and 2008, and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Minneapolis, Minnesota
December 23, 2009

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